Exhibit 10.46

FIFTH AMENDMENT

TO

LOAN AND SUBORDINATED DEBENTURE PURCHASE AGREEMENT

BETWEEN

LASALLE BANK NATIONAL ASSOCIATION

AND

TAYLOR CAPITAL GROUP, INC.

Fifth Amendment dated as of December 28, 2006

Fourth Amendment dated as of January 12, 2006

Third Amendment dated as of December 9, 2004

Second Amendment dated as of June 8, 2004

First Amendment dated as of November 27, 2003

Original Loan and Subordinated Debenture Purchase Agreement dated as of November 27, 2002

AMENDMENT PROVISIONS: PAGE

A.	Amendment to Definition of “Revolving Loan Amount”	1

B.	Representations and Warranties	1

C.	Conditions	2

D.	Additional Terms	2

FIFTH AMENDMENT TO

LOAN AND SUBORDINATED DEBENTURE PURCHASE AGREEMENT

This FIFTH AMENDMENT TO LOAN AND SUBORDINATED DEBENTURE PURCHASE AGREEMENT (“Fifth Amendment”), dated as of December 28, 2006, is entered into by and between TAYLOR CAPITAL GROUP, INC., a Delaware corporation (“Borrower”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

R E C I T A L S :

A. The parties hereto have entered into that certain Loan and Subordinated Debenture Purchase Agreement, dated as of November 27, 2002, as previously amended, restated, supplemented or modified from time to time, including by that certain First Amendment to Loan and Subordinated Debenture Purchase Agreement, dated as of November 27, 2003, that certain Second Amendment to Loan and Subordinated Debenture Purchase Agreement, dated as of June 8, 2004, that certain Third Amendment to Loan and Subordinated Debenture Purchase Agreement, dated as of December 9, 2004, and that certain Fourth Amendment to Loan and Subordinated Purchase Agreement, dated as of January 12, 2006 (as so amended, restated, supplemented or modified, the “2002 Loan Agreement”).

B. The parties hereto desire to amend and modify the 2002 Loan Agreement in accordance with the terms and subject to the conditions set forth in this Fifth Amendment. As amended and modified by this Fifth Amendment, the 2002 Loan Agreement may be referred to as the “Agreement.”

C. The parties desire to amend the terms of the 2002 Loan Agreement to extend the Revolving Loan Maturity Date. The parties agree to undertake such modification in accordance with the terms, subject to the conditions, and in reliance upon the recitals, representations, warranties, and covenants set forth herein, in the Agreement, and in the other Loan Documents, irrespective of whether entered into or delivered on or after November 27, 2002.

D. Capitalized terms used but not otherwise defined in this Fifth Amendment shall have the meanings respectively ascribed to them in the 2002 Loan Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T :

A. Amendment to Definition of “Revolving Loan Maturity Date”. The term “Revolving Loan Maturity Date” is hereby deleted from subsection 1.1 of the 2002 Loan Agreement and replaced in its entirety with the following:

““Revolving Loan Maturity Date” means November 27, 2007.”

B. Representations and Warranties. Borrower hereby represents and warrants to the Lender as follows:

(i) No Event of Default or Potential Event of Default has occurred and is continuing (or would result from the amendments contemplated hereby).

(ii) The execution, delivery and performance by the Borrower of this Fifth Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Agency) in order to be effective and enforceable.

(iii) This Fifth Amendment, and the other Loan Documents (as amended by this Fifth Amendment) constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

(iv) All representations and warranties of the Borrower in the 2002 Loan Agreement are true and correct, except, for the purposes of this Fifth Amendment only, all references in Section 4 of the

2002 Loan Agreement to (x) the term “Borrower 2001 Audited Financial Statements Date” shall be deemed to refer to “December 31, 2005 (as restated)”; (y) the term “Borrower 2001 Audited Financial Statements” shall be deemed to refer to “the consolidated and consolidating audited financial statements of the Borrower as of the year ending December 31, 2005 (as restated)”; and (z) the term “Interim Financial Statements Date” shall be deemed to refer to call reports and regulatory filings (including Form FRY-9C filings) by the Subsidiary Bank for the period ending “September 30, 2006.”

(v) The Borrower’s obligations under the Agreement and under the other Loan Documents are not subject to any defense, counterclaim, set-off, right to recoupment, abatement or other claim.

C. Conditions. Notwithstanding anything to the contrary contained elsewhere in the Agreement, the obligation of Lender to extend the Revolving Loan Maturity Date and otherwise modify the 2002 Loan Agreement as contemplated by this Fifth Amendment shall be subject to the performance by the Borrower prior to the date on which this Fifth Amendment is executed (the “Amendment Closing Date”) of all of its agreements theretofore to be performed under the Agreement and to the satisfaction of the following conditions precedent. The obligations to continue to make disbursements of proceeds under the Loans are, and shall remain, subject to the conditions precedent in the 2002 Loan Agreement and to the receipt by the Lender of all the following in form and substance satisfactory to the Lender and its counsel, and, where appropriate, duly executed and dated the Amendment Closing Date:

(i) a certificate of good standing of the Borrower, certified by the appropriate governmental official in its jurisdiction of incorporation and dated within the five business days preceding the date hereof;

(ii) copies, certified by the Secretary or Assistant Secretary of the Borrower, of the (a) resolutions duly adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Fifth Amendment and the other documents to be delivered by the Borrower pursuant to this Fifth Amendment (the “Amendment-Related Documents”), and (b) the Bylaws of the Borrower as currently in effect; and

(iii) such other documents, agreements or instruments as Lender may reasonably request.

D. Additional Terms.

(i) Acknowledgment of Indebtedness under Agreement. The Borrower acknowledges and confirms that, as of the date hereof, the Borrower is indebted to the Lender, without defense, setoff, or counterclaim, in the aggregate principal amount of Zero Dollars ($0.00) under the Revolving Loan.

(ii) Effectiveness. This Fifth Amendment is hereby deemed to be effective as of November 27, 2006.

(iii) The Agreement. All references in the 2002 Loan Agreement to the term “Agreement” shall be deemed to refer to the Agreement referenced in this Fifth Amendment.

(iv) Fifth Amendment and 2002 Loan Agreement to be Read Together. This Fifth Amendment supplements and is hereby made a part of the 2002 Loan Agreement, and the 2002 Loan Agreement and this Fifth Amendment shall from and after the date hereof be read together and shall constitute the Agreement. Except as otherwise set forth herein, the 2002 Loan Agreement shall remain in full force and effect.

(v) Loan Documents. The term “Loan Documents,” as used in the Agreement, shall from and after the date hereof include the Amendment-Related Documents.

(vi) Counterparts. This Fifth Amendment may be executed by facsimile in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.”

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Fifth Amendment as of the date first written above.

TAYLOR CAPITAL GROUP, INC.

By:	/S/ ROBIN VANCASTLE
Name: Robin VanCastle Title: Chief Accounting Officer

LASALLE BANK NATIONAL ASSOCIATION

By:	/S/ RICHARD T. ZELL
Name: Richard T. Zell Title: First Vice President